SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2005

IBSG INTERNATIONAL, INC.
(Exact name of registrant as specified in this charter)

FLORIDA	0-029587	65-0705328
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File Number)	Identification No.)

1132 Celebration Blvd., Celebration, FL 34747
(Address and Zip Code of Principal Executive Offices)

Issuer’s Telephone Number: (321) 939-6321

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation.
Item 3.02 Unregistered Sales of Equity Securities.

On March 17, 2005 Registrant entered into and a financing transaction with four accredited investors pursuant to which Registrant received $1,000,000 in gross cash proceeds from the issuance of senior secured convertible notes in a principal amount of $1,000,000 and warrants to purchase 3,548,388 shares of Common Stock.

The following is a summary of certain terms of the financing transaction. This summary is qualified in its entirety by reference to the full text of the underlying documents governing the transaction which are filed as exhibits to this report and incorporated herein by reference.

Securities Issued:	• $1 million Senior Secured Convertible Notes (the "Notes") and • Class A and Class B common stock purchase warrants.

Coupon:	7% annual, payable semiannually in cash or at the option of the investor in common stock. If an event of default occurs at any time after the Issue Date and is not cured within 20 days, the Default Rate of 15% per annum applies.

Principal Repayments	On the 12th month anniversary of the Closing Date, the Company shall be required to make principal repayments based on the following schedule: o Equal monthly installments for the remainder of the note in cash or at the option of the Company in stock at a price equal to a 15% discount of the company’s common stock price at time of repayment with a maximum price of a discount of 15% off the company’s common stock price at the Issue Date.

Maturity:	The Notes will mature 24 months after the Issue Date.

Seniority and Security:	The Notes will be senior to any and all indebtedness of Registrant except for a bank line currently being negotiated for up to $500,000 and will be secured substantially by all assets of the Registrant and its subsidiaries. At the option of the investor this may be waived. Notwithstanding the foregoing, Investor agrees to sign the appropriate subordination documents requested by the bank.

Conversion Price:	The Notes issued will be convertible at the option of the holder, at a fixed price of Price $.29, however, if the Registrant’s revenues for fiscal 2004 were not at least $5,000,000 and revenue results for the first quarter of fiscal 2005 are not at least $2,000,000 then the conversion price will be reduced by one third.

Effective Date:	The day the Registration Statement is declared effective.

Class A Warrants:	The investors received Class A Warrants to purchase 3,225,807 shares. The Class A Warrants: warrants shall have a 5-year life and an exercise price of $.312. The warrants shall be re-priced if the Company does not have revenues of at least $20 million for 2005 based on the following schedule:
Less than $20m — 15% discounted
Less than $15m – 30% discounted
Less than $10m – 45% discounted

Forced Conversion Feature:	If, following the Effective Date, all of the Milestones specified below are satisfied on each trading day occurring during any period of ten consecutive trading days, then the Company may force conversion of the Notes by delivering to the Investors written notice thereof (a “Forced Conversion Notice”) on the business day immediately following the last day of such period (the “Forced Conversion Date”). The Forced Conversion Notice will specify the aggregate principal amount of the Notes that is subject to the forced conversion, which amount (i) shall not exceed 35% of the aggregate dollar volume traded on the Company’s principal market during the seven (7) trading days immediately preceding the Forced Conversion Date and (ii) shall be allocated among the Investors on a pro rata basis.
On the Forced Conversion Date, each Investor will be deemed to have converted an amount of principal of its Debenture equal to (A) its pro rata share of the aggregate principal amount specified in the Forced Conversion Notice minus (B) the amount of principal converted by such Investor during the twenty trading days immediately preceding the Forced Conversion Date.

Milestones:	(a) The Registration Statement must be effective and available for resale of the Conversion Shares and Warrant Shares by the Investors.
(b) The closing bid price for the common stock must be above $.60.
(c) No event of default, or event that could become an event of default, shall have occurred.
(d) The issuance pursuant to the Forced Conversion does not cause (i) the number of shares beneficially owned by any Investor to exceed 4.9% of the number of shares then outstanding.

Anti-dilution Rights:	Should the company sell any Common shares or any instrument convertible into such, at a price per share that is less than the conversion price, then the conversion price shall automatically be lowered to that new price.

Restrictions on other financing:	Registrant will be restricted from borrowing money or issuing debt securities in the public or private markets until the Effective Date except for the Bank line disclosed in Seniority.

Insider Lock –up:	The insiders will be locked up to sell their shares in the company unless the stock price is over $.65 and then subject to Regulation 144 selling rules, However, they may sell if the stock is below $.65 only after 9 months of the registration being effective, subject to rule 144.

Future Offerings:	For a period of up to 1 year from the Effective Date, the investor will retain the right to participate in public or private offerings of Registrant’s equity and equity linked securities (including anything convertible into equity) and will be eligible to participate in up to at least 20%.

Fundamental Change:	Upon a Fundamental Change, the Investor(s) will have the right to put the security to Registrant at 105% of outstanding principal, plus unpaid accrued unpaid interest. A merger or other change of control transaction shall constitute a Fundamental Change.

Registration Rights:	Registrant shall file a registration statement with the SEC covering the resale and distribution by the investors of all shares which may be received by the investors upon conversion of Notes and exercise of the Warrants within 40 days of the Closing Date, which Registration Statement shall be declared effective within 135 days of such Closing Date. Penalties: If the Registration Statement is not effective within 135 days from the Issue Date or if the Company does not respond to an SEC comment within 10 business days or if the effective registration is unavailable to the Investors for more than twenty (20) days during a 365-day period, a 2% penalty per month will be assessed until the Registration Statement is declared effective or becomes available. The penalty will be payable monthly in cash.

Class B Warrants:	The investors received Class B Warrants to purchase 322,581 shares. The Class B Warrants have a 180-day life post effective registration and an exercise price of $.26 per share.

Due Diligence Fee:	2% (two percent) of investment payable out of the escrow account upon closing.

On March 29, 2005 Registrant issued a press release announcing the foregoing financing transaction, a copy of which is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

The following exhibits are filed with this report:

Exhibit 10.1	– Subscription Agreement dated March 17, 2005 for purchase of senior secured convertible notes and common stock purchase warrants.

Exhibit 10.2	— Form of Senior Secured Convertible Promissory Note

Exhibit 10.3	– Form of Class A Common Stock Purchase Warrant

Exhibit 10.4	– Form of Class B Common Stock Purchase Warrant

Exhibit 10.5	— Form of Security Agreement

Exhibit 99.1	— Press Release dated March 29, 2004

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2005	IBSG International, Inc.
By: /S/ Michael Rivers
Michael Rivers, CEO